UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report

January 7, 2008

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On January 4, 2008, the Audit Committee of the Company's Board engaged Drakeford & Drakeford, LLC as the Company's independent registered public accounting firm. Drakeford & Drakeford, LLC served as the Company’s independent registered public accounting firm during the fiscal years ended December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 30, 2006 and for the interim period through July 17, 2007. From July 17, 2007 to November 21, 2007 the Audit Committee of the Company’s Board engaged J.H. Cohn LLP. During the fiscal quarters ended June 30, 2007 and September 30, 2007 and for the interim period through, the date the Company's engagement of J.H. Cohn ended and the Company’s engagement of Drakeford & Drakeford commenced, neither the Company nor anyone acting on the Company's behalf consulted Drakeford & Drakeford regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed (other than to discuss issues related to J.H. Cohn LLP’s advice to the Company’s management and the Audit Committee that certain common stock issued by the Company that was subject to a repurchase obligation that had previously been classified in our financial statements as permanent equity and should have been classified as temporary equity); or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Drakeford & Drakeford that Drakeford & Drakeford concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a "disagreement" or "event," as those terms are described in Item 304(a)(1)(iv) and (v) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

16.1	Letter from Drakeford & Drakeford, LLC to the Securities and Exchange
Commission, dated January 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	January 7, 2008	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer